Exhibit (n)(1)

Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders

PennantPark Floating Rate Capital Ltd. and its Subsidiary

We consent to the use of our report dated November 17, 2011 for PennantPark Floating Rate Capital Ltd. and its Subsidiary included herein and to the references to our firm under the headings “Selected Financial Data”, “Senior Securities”, and “Independent Registered Public Accounting Firm” in the Registration Statement on Form N-2.

New York, New York

March 14, 2012